Letter Agreement

                           June 9, 1994

The Prudential Insurance Company
  of America
c/o The Prudential Capital Group
1201 Elm Street, Suite 4900
Dallas, Texas 75270

               Third Amendment to 1990 Agreement;
               Second Amendment to 1991 Agreement

Ladies and Gentlemen:

     We refer to (1) the Note Agreement, dated as of January 25, 1990 (as previously amended, the "1990 Agreement"), between National Pizza Company (the "Company") and The Prudential Insurance Company of America ("Prudential"), pursuant to which the Company issued and sold to Prudential, and Prudential purchased, the Company's 9.03% Notes due January 25, 1995 (the "1990 Notes") in the aggregate principal amount of $35,000,000, and (2) the Note Agreement dated as of March 13, 1991 (as previously amended, the "1991 Agreement") between the Company and Prudential pursuant to which the Company issued and sold to Prudential, and Prudential purchased, the Company's 8.49% Notes due March 13, 1996 (the "1991 Notes") in the aggregate principal amount of $20,000,000.. The 1990 Agreement and the 1991 Agreement are collectively referred to as the "Existing Agreements".

     The Company may issue and sell to Prudential, and Prudential may purchase, additional promissory notes of the Company (the "New Notes") in the aggregate principal amount of up to $20,000,000 pursuant to that certain Master Shelf Agreement, dated as of June 9, 1994 (the "Shelf Agreement"). As a result of the execution of the Shelf Agreement and the possible issuance and sale of the New Notes, certain provisions and covenants in the Existing Agreements, as specified below, are to be modified. You have indicated your willingness to agree to these modifications. Accordingly, it is hereby agreed as follows.

     The Existing Agreements are, effective as of the date first above written, hereby amended as follows:

          (a) Paragraph 5 of each of the Existing Agreements is amended in its entirety as set forth on Annex A attached hereto.

          (b) Paragraph 6 of each of the Existing Agreements is hereby amended in its entirety as set forth on Annex B attached hereto.

          (c) Paragraph 7 of each of the Existing Agreement is hereby amended in its entirety as set forth on Annex C attached hereto.

          (d) Paragraph 10 of each of the Existing Agreements is hereby amended by (i) the addition of the new definitions set forth on Part 1 of Annex D attached hereto and (ii) by amending in their entirety each of the definitions set forth on Part 2 of Annex D attached hereto.

     On and after the effective date of this letter amendment, each reference in each of the Existing Agreements to "this Agreement", "hereunder", "hereof", or words of like import referring to such Existing Agreement, and each reference in the 1990 and 1991 Notes to "the Agreement", "thereunder", "thereof", or words of like import referring to the respective Existing Agreement, shall mean the Existing Agreement as amended by this letter amendment. Each of the Existing Agreements, as amended by this letter amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

     Except as specifically amended above, the Existing Agreements, the 1990 Notes and the 1991 Notes shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this letter amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Prudential or any other holder of any 1990 Note or any 1991 Note under the Existing Agreements or such Notes, nor constitute a waiver of any provision of the Existing Agreements, the 1990 Notes, or the 1991 Notes.

     This letter amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment.

          This Amendment may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. THIS WRITTEN AMENDMENT TOGETHER WITH THE EXISTING AGREEMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS AGREEMENT, TOGETHER WITH ALL OTHER WRITTEN AGREEMENTS BETWEEN YOU AND THE COMPANY, IS THE FINAL EXPRESSION OF THE AGREEMENT BETWEEN YOU AND THE COMPANY, AND SUCH WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL AGREEMENT OR OF A CONTEMPORANEOUS ORAL AGREEMENT BETWEEN YOU AND THE COMPANY. ANY ADDITIONAL NON-STANDARD TERMS OF THIS AMENDMENT BETWEEN YOU AND THE COMPANY INCLUDING THE REDUCTION TO WRITING OF A PREVIOUS ORAL AGREEMENT BETWEEN YOU AND THE COMPANY ARE SET FORTH IN THE SPACE BELOW:

                    The Existing Agreements

NO UNWRITTEN ORAL AGREEMENT BETWEEN YOU AND THE COMPANY
EXISTS.

          If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning one counterpart of this letter amendment to National Pizza Company, 720 West 20th Street, Pittsburg, Kansas 66762,
Attention: Chief Financial Officer. This letter amendment shall become effective as of the date first above written when and if counterparts of this letter amendment shall have been executed by each of you.

                              Very truly yours,

                              National Pizza Company


                              By__________________________
                                   Title:

Agreed as of the date
first above written:

The Prudential Insurance Company
     of America


By_____________________________
  Title:  Vice President